Exhibit 99.2

First Quarter 2010 Earnings Review Paul M. Barbas President and Chief Executive Officer Frederick J. Boyle Senior Vice President, Chief Financial Officer, and Treasurer

Investor Relations Contact Craig Jackson Assistant Treasurer (937) 259-7033 craig.jackson@dplinc.com Notice Regarding Forward-Looking Statements Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this presentation that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development and operation of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary The Dayton Power and Light Company (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions, including impacts the current financial crisis may have on our business and financial condition; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. First Quarter 2010 Earnings Review 1

Financial Highlights 2 First Quarter 2010 Earnings Review Three Months Ended March 31, Earnings per share on common stock 2010 2009 Basic $0.61 $0.62 Diluted $0.61 $0.61 Three Months Ended March 31, Average number of common shares outstanding 2010 2009 (in millions) Basic 115.6 112.1 Diluted 116.2 112.7

Current Economic Environment 3 First Quarter 2010 Earnings Review Average Q1 AEP-Dayton Hub Day Ahead Market Price ($/MWH) Despite some positive economic signs, Q1 2010 power market pricing remained relatively flat to Q1 2009. Unemployment Metrics Anticipate unemployment metrics to continue improving over the balance of 2010. Source: Bureau of Labor Statistics and Ohio Department of Jobs and Family Services

Plant Performance 4 First Quarter 2010 Earnings Review Improved plant performance Total generation output increased by 4%. Extended Zimmer outage during Q1 2009.

Investment in Renewable Generation 5 First Quarter 2010 Earnings Review Completed construction of 1.1 MW solar array near Yankee substation. Opportunity to expand the facility an additional 1.1 MWs. Additional land available for solar array development within DP&L’s service territory.

Regulatory Update 6 First Quarter 2010 Earnings Review On-going fuel, capacity, transmission, renewable and other regulatory filings. AMI / Smart Grid Plan still pending with the Public Utilities Commission of Ohio (PUCO). On-going settlement discussions. Anticipate a ruling in the case by the end of Q2 2010.

First Quarter 2010 Financial Results April 30, 2010.

First Quarter 2010 Earnings Drivers 1st Quarter 2009 actual diluted earnings per share $0.61 Items impacting 1st Quarter 2010 earnings ($ per share): Incremental retail rate recoveries $0.19 Increased wholesale revenues $0.05 Lower gains on coal and emission allowance sales ($0.13) Deferral of RTO related costs in Q1 2009 ($0.12) Other $0.01 1st Quarter 2010 actual diluted earnings per share $0.61 8 First Quarter 2010 Earnings Review 8

9 First Quarter 2010 Earnings Review Weather Adjusted Retail Sales Q2 2009 – Q1 2010 (% Variance) Over the past 12 months, the negative impact from the economy has lessened. Anticipate 2010 weather normalized sales to be flat to 2009. Industrial sales were 5% higher in Q1 2010 compared to Q1 2009. Retail Sales Actual Retail Sales Q2 2009 – Q1 2010 (% Variance)

Other income statement items: Higher O&M costs of $1.7 million Higher depreciation costs of $1.5 million Lower interest expense of $3.8 million 10 Debt retirements FGDs in service First Quarter 2010 Earnings Review First Quarter 2010 Earnings Drivers

Liquidity and Capital Outlook April 30, 2010.

 On April 20, 2010: Existing 364-day, $100 million revolving credit facility expired. DP&L entered into a new 3-year, $200 million unsecured revolving credit facility. Capacity from combined revolvers increased from $320 million to $420 million. No borrowings currently outstanding on DP&L’s revolvers. Liquidity and Select Cash Flow Items 12 First Quarter 2010 Earnings Review Cash and cash equivalents Liquidity @ March 31, 2010 ($ in millions) Cash and cash equivalents 89 $ Short-term investments 34 Available Credit from $220M Revolver 220 Available Credit from $100M Revolver 100 Total Available Credit from Combined Revolvers 320 $ Select Cash Flow Items @ March 31, 2010 ($ in millions) Net cash provided by operating activities 123 $ Dividends paid on common stock (35) $ Captial expenditures (40) $

13 2010 - 2012 Capital Outlook Construction Additions ($ in millions) 2010 – 2012 estimated construction additions Base: $610 million Proposed AMI/Smart Grid: $270 million (Filed with PUCO Aug. 2009) Total $880 million $0 $50 $100 $150 $200 $250 $300 $350 2008A 2009A 2010E 2011E 2012E Base Proposed AMI/Smart Grid

2010 Earnings Guidance April 30, 2010.

15 2010 Earnings Guidance Revised 2010 earnings guidance tightened Previous guidance: $2.35 to $2.60 per share Current guidance: $2.35 to $2.55 per share

First Quarter 2010 Earnings Review Paul M. Barbas President and Chief Executive Officer Frederick J. Boyle Senior Vice President, Chief Financial Officer, and Treasurer April 30, 2010.